1 Sprague Resources LP Quarterly Investor Update August 5, 2016

2 Safe Harbor Quarterly Investor Update: This presentation contains unaudited quarterly results which should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year. Forward-Looking Statements: Some of the statements in this presentation may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “will,” “project,” “budget,” “potential,” or “continue,” and similar references to future periods. However, the absence of these words does not mean that a statement is not forward looking. Descriptions of our objectives, goals, plans, projections, estimates, anticipated capital expenditures, cost savings, strategy for customer retention and strategy for risk management and other statements of future events or conditions are also forward looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Our actual future results and financial condition may differ materially from those indicated in the forward- looking statements. These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, increased competition for our products or services; changes in supply or demand for our products; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; terminal construction repair/delays; nonperformance by major customers or suppliers; litigation, and political, economic and capital market conditions, including the impact of potential terrorist acts and international hostilities. For a more detailed description of these and other risks and uncertainties, please see the “Risk Factors” section in our most recent Annual Report on Form 10-K and/or most recent 10-Q, form 8-K and other items filed with the U.S. Securities and Exchange Commission and also available in the “Investor Relations” section of our website www.spragueenergy.com. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date of this presentation. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Non-GAAP Measures: In this presentation, and in statements we make in connection with this presentation, we refer to certain historical and forward looking financial measures not prepared in accordance with U.S. generally accepted accounting principles, or GAAP. Non-GAAP measures include adjusted gross margin, EBITDA, adjusted EBITDA, distributable cash flow, coverage ratio, permanent leverage ratio, liquidity, maintenance capex and expansion capex. For more information on the non-GAAP measures used in this presentation, including definitions and reconciliations with comparable GAAP financial measures, please refer to the Non-GAAP Measures Supplement available under Investor Relations section of our website www.spragueenergy.com.

3 Sprague Overview Sprague was founded in 1870 and has grown to become one of the largest suppliers of energy and materials handling services to commercial and industrial customers in the northeast United States and Quebec today Sprague’s business is diverse and unique in the MLP space(1) – • Control 19 waterborne terminals with 14.2 million barrels of refined product storage, annually marketing more than 1.4 billion gallons • Market natural gas in 13 states, supplying more than 57 Bcf of gas annually • Handle more than 2.8 million short tons and 298 million gallons annually of third-party bulk and liquid materials across our docks in 14 terminals Sprague seeks to deliver increasing distributions to investors by growing distributable cash flow per unit through four primary business strategies: • Making accretive terminal and marketing/distribution business acquisitions • Achieving organic growth in existing business segments • Limiting exposure to commodity price volatility and credit risk • Maintaining operational excellence with safe, cost-effective operations and environmental stewardship (1) As of June 30, 2016 on TTM basis

4 Key Considerations Outstanding operating performance has resulted in 1.8x coverage on TTM basis(1) Strong balance sheet, permanent leverage of 2.4x TTM Adjusted EBITDA(1) Year over year distribution growth +10% Supply teams are experts in unique Northeast logistical challenges Product and service innovations have generated incremental margins Long history of safe, cost-effective operations and environmental stewardship Materials Handling business is 100% fee-based, with typically multi-year contracts More than 50% of Refined Product sales are made under contract with customers Opportunity to enhance Natural Gas contract base margins by optimization activities Strong track record of successful acquisitions Recent acquisitions offer opportunity to leverage legacy skills and investments Executing on organic growth projects at compelling effective multiples Terminaling, Logistics and Marketing Expertise Contract-Based Income with Upside Potential Financial Strength Visible Growth Prospects (1) As of June 30, 2016. See Appendix for Non-GAAP reconciliations

Sprague's History of Growth

Sprague



Fueling America's Growth

1870 to 1950

- Founded in Boston in 1870 by CH Sprague
- Major coal supplier into the Northeast US, helping to fuel America's industrial revolution
- Fleet of steamship vessels allowed worldwide coal procurement and distribution network
- Coal supplier to US Fleet in WWI and WWII



Evolving to Meet New Fuel Needs

1950 to 1985

- Transitioned product offering to residual fuel oils, modifying coal terminals to handle new liquids
- Maintained reputation as leading industrial energy supplier through multi-source Btu product offering
- Sprague family sold business to Royal Dutch Shell in 1970
- Axel Johnson Inc. purchased Sprague in 1972
- Expanded into distillate fuels and serving wholesale segment


Sprague

Expanding the Product Offering

1985 to 2000

- Offered customers access to gasoline
- Entered natural gas marketing business, once again serving industrial account base with new Btu source
- Leveraged refined product terminals for new materials handling business in coal, gypsum, and road salt
- Expanded materials handling business to include liquids such as asphalt



New Geographies and Capabilities

2000 to 2010

- Acquired leading transportation fuels supplier in NYC metro area and expanded into delivered fuels business
- Invested in capabilities to offer material handling services in paper/forest products industry
- First supplier to offer biodiesel products in the Northeast
- Additional natural gas acquisitions propelled down-market expansion to smaller commercial customers
- Purchase of Kildair terminal on St. Lawrence river terminal expands footprint into Canada



Investing to Drive Growth

2010 to Present

- Refined products growth powered by expanded third-party terminal presence and investments in Real-Time® pricing platform
- Geographical footprint expands with key terminal purchase in Bronx, solidifying supply capability to NYC region
- Natural gas acquisitions allow Sprague to serve smaller volume commercial accounts across a wider footprint
- Initial Public Offering in late 2013

5

6 Sprague Acquisition History 2001 2003 2005 2007 2009 2011 Mt. Vernon, NY $1.1 mm New Bedford, MA $12.1 mm Portland, ME $5.8 mm Sprague has invested more than $445 million in acquisition growth since 2000 primarily through non-auction processes that leverage its network of relationships Everett, MA $0.7mm RAD Energy $23.6 mm Searsport, ME (expansion) $0.5 mm Houston Energy Services $6.7 mm Refined Products Natural Gas Materials Handling Kildair (expansion) $4.7 mm 2013 Bridgeport, CT $20.7 mm Kildair (50%) $71.9 mm Kildair (50%) $27.5 mm Albany, NY (expansion) $3.4 mm 2015 Metromedia Energy $22.0 mm Bronx, NY and Castle Oil $56.0 mm Hess Commercial Fuels $0 Kildair (dropdown) $175 mm Note: Sprague signed long term operating leases for control of key refined products terminal positions in the Providence, RI and New Haven, CT markets in April and July of 2014 Santa Buckley NG $17.5 mm

7 Refined Products Business Exploration / Production Refining Transportation Storage Commercial / Industrial Example Customers • Jobbers/Distributors • Municipalities • Manufacturers • Industrial Users • Transit Authorities • Property Managers Wholesale Activities Sprague purchases, transports, stores and markets distillates, unbranded gasoline, residual fuel oil and asphalt to wholesalers, resellers and commercial customers. Of our total volume sold in 2015, distillate sales accounted for 72%, gasoline accounted for 13% and residual fuel oil and asphalt accounted for approximately 15%.

8 Natural Gas Business • Power Generation • Manufacturing • Retail • Education • Government • Commercial Real Estate • Health Care Exploration / Production Processing Transportation Storage Local Distribution (Utility) Example Customers • Schedules delivery on major pipelines • Delivers gas to utilities and/or customers directly • Bills customers for supply • Provides value-added products and services Activities Sprague sells natural gas and related delivery services to industrial, commercial, institutional and government customers.

9 Materials Handling Business Offload Wood Pulp Offload Windmill Components Store Asphalt Rail, Truck, Ship Store Newsprint Source New England, Canada Source South America, Europe, Asia, Canada Customers Domestic Paper Mills Transport Ship Transport Export to Final Destination Load Crude Oil Load Gypsum Transport Activity Examples INBOUND OUTBOUND Sprague utilizes its waterfront terminal network to offload, store and prepare for delivery a wide variety of liquid, bulk and break bulk materials on long-term, predominantly fee-based contracts.

10 Adjusted Gross Margin(1) for Year Ended 2015: $276 million Refined Products Volume by Product Segment: 2015 Materials Handled by Category: 2015 Refined Products 62% Natural Gas 18% Materials Handling 17% Earnings Diversity Other 3% Liquid Bulk: - Crude oil - Refined products - Asphalt - Clay slurry Dry Bulk: - Salt - Petroleum coke - Gypsum - Coal Break Bulk: - Wood pulp - Paper Heavy Lift: - Windmill components - Generators (1) See Appendix for Non-GAAP reconciliations

Refined Products Advantages



Asset Network

- One of the largest independent wholesale distributors of refined products in the Northeast US and Canada
- Access to marine, rail and truck supply sources
- Multiple storage tanks and automated truck loading equipment, blending and fuel additive injection systems capable of producing specialized fuel and asphalt
- Long history of safe, cost-effective operations and environmental stewardship

Marketing Strength

- Logistics and supply expertise keep terminals supplied in the most adverse conditions, earning reputation for reliability
- Diverse product mix of heating oil, diesel fuel, unbranded gasoline, residual fuel oil, asphalt, kerosene, jet fuel and biofuels
- Broad customer portfolio of wholesalers, distributors, federal and state agencies, municipalities, regional transit authorities, industrial companies, real estate managers, educational institutions and marine fuel consumers
- Sprague Real-Time® pricing platform generating high percentage of contracted customer sales
- Customized fuel management services including onsite bulk fuel supply construction and fleet card payment capabilities
- Convenient access to customer service personnel, sales representatives and online account information

Sprague's large and strategically located physical system supports a marketing business model built on supply and logistics expertise, coupled with product and service innovations, which we believe generates superior returns on the asset base over time as compared to a traditional throughput model

Refined Products Adjusted Unit Margin ($/gallon)


$0.12
$0.10
$0.08
$0.06
$0.04
$0.02
$0.00
$0.08
$0.06
$0.08
$0.09
$0.10
2011
2012
2013
2014
2015
Representative "Throughput Model" Margin (1)

(1) Source: Sprague. See Appendix for Non-GAAP reconciliations

11

12 Refined Products Terminal Network (2) Does not include ~2.0 million barrels of storage capacity (45 storage tanks) currently out of service and not necessary for current operations Storage and Marketing Metrics (1) Storage Tanks 209 Tank Capacity (2) 14.2 MMbbl ~ TTM Volume 32 million barrels (1) As of June 30, 2016

13 Refined Products Growth Castle Oil asset purchase completed December 8, 2014 • 907,000 barrel waterfront terminal asset in Bronx, NY established permanent Sprague position inside New York City • Leveraged Sprague’s existing marketing presence, supply and logistics capabilities and back office systems • Cash purchase plus minimal common unit issuance to seller, accretive to unitholders Kildair “dropdown” completed December 9, 2014 • 3.3 million barrel terminal asset located on St. Lawrence Seaway expanded Sprague network into Canada • Cash purchase plus minimal common unit issuance to GP seller, accretive to unitholders Acquisition Growth – leveraging existing expertise and customer service systems Organic Growth – expanding the range of products and services provided Bronx terminal • $3 million capital expansion investment to upgrade and automate rack system, increasing variety of products marketed Kildair terminal • $5.5 million capital expansion investment to convert 420,000 barrels of heavy oil tankage to light oil service Albany terminal • $0.3 million capital expansion investment to return 128,000 barrels of storage to service to address 500 ppm heating oil market in adjacent states

Natural Gas Advantages



Marketing Strength

- Sizeable market presence of approximately 15,000 commercial and industrial service locations throughout the Northeast and Mid-Atlantic states
- Diverse portfolio of industrial customers in the pulp and paper, chemical, pharmaceutical and metal sectors. Commercial customer examples include hospitals, universities, municipalities, government agencies, apartment buildings and retail stores of varying size
- Wide range of pricing options available to meet various customer budget and payment needs, unlike utility providers
- Convenient access to customer service personnel, sales representatives and online account information
- Dual-fuel capabilities (gas or oil) during periods of price arbitrage or supply dislocations
- Electricity brokerage platform rounds out the customer offering to include liquid fuel, natural gas and power supply

Supply and Scheduling Expertise

- All gas supply and scheduling to customer is coordinated by Sprague employees with deep local market knowledge
- Portfolio of supply contracts, pipeline transportation capacity leases, storage leases and other physical delivery services over various terms on all major pipeline systems into Sprague's footprint provide guaranteed supply for customers
- Supply portfolio flexibility and diversity offers arbitrage opportunities for margin expansion above base contract levels

Sprague believes a marketing model built on supply and logistics expertise, coupled with product and service innovations, generate superior returns on the asset base over time as compared to wholesale supply services

Natural Gas Adjusted Unit Margin ($/MMBtu)


$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.45
$0.54
$0.78
$1.02
$0.90
2011
2012
2013
2014
2015

Representative Wholesale Supply Services Margin (1)

(1) *Source: Sprague. See Appendix for Non-GAAP reconciliations*

14

15 Natural Gas Service Area Sprague transportation rights: (1) As of June 30, 2016 Supply and Marketing Metrics(1) Pipelines 18 States/Utilities 13/42 ~ TTM MMBtus 57,652,000 ~ Customer Locations 16,000

Natural Gas Growth

Sprague

Acquisition Growth – leveraging existing expertise and customer service systems

Metromedia Energy asset purchase completed October 1, 2014

- 15 Bcf of annual natural gas supply to additional 10,000 commercial, industrial and municipal accounts
- Expansion of natural gas service area to Maryland, Virginia and the District of Columbia with increased density in Boston/New York/Washington corridor
- Included power brokerage business serving more than 7,000 commercial and industrial customers
- Leveraged Sprague's existing marketing presence, gas supply and logistics capabilities and back office systems. Larger pool of account demand offered additional opportunities to optimize gas pathways to customer burner tips and earn incremental margin
- Cash purchase, accretive to unitholders

Santa Buckley Energy natural gas asset purchase completed February 1, 2016 *(see next slide for details)*

Organic Growth – expanding the range of products and services provided

Metromedia Energy and Santa Buckley Energy natural gas asset purchases

- Strengthened strategic focus on serving smaller volume commercial and industrial segment
- Expanded Sprague's product portfolio to include assisting customers with electricity procurement

16

17 Santa Buckley Energy Natural Gas Transaction Terms • On 2/1/2016, Sprague Resources LP (NYSE: SRLP) announced that its operating subsidiaries, Sprague Operating Resources LLC and Sprague Energy Solutions Inc., had finalized the purchase of certain natural gas business assets of Santa Buckley Energy, Inc. located in Bridgeport, Connecticut • $17.5 million cash purchase price excluding consideration for working capital assets and liabilities, funded with cash on hand and credit facility borrowings • Accretive to unitholders Transaction overview • Santa Buckley Energy’s natural gas business consists of supply agreements to approximately 3,500 commercial and industrial customers across four states within Sprague’s current footprint (CT, RI, MA, NH) • Acquired portfolio of business represents approximately 10 Bcf of annual natural gas demand • Electricity brokerage offering included, adding to Sprague’s existing brokerage business • Customers are primarily supplied through two New England pipeline systems familiar to Sprague (AGT & TGP) • Capitalizes on Sprague’s gas supply and scheduling expertise, offering opportunities for improved economics and margin uplift through optimization • Historical average annual adjusted EBITDA run rate of $3.5 million • Purchase financed through existing acquisition facility utilizing liquidity

18 Sprague Natural Gas Service Area including Santa Buckley Key transaction considerations • Purchase continues to build scale for Sprague’s commercial and industrial account base in existing New England footprint • Transaction leverages Sprague’s marketing, supply and back office investments • All natural gas supply will now be coordinated through Sprague, not outsourced to a 3rd party, allowing for supply cost improvement • Increased scale in electricity brokerage platform • Natural gas book of business may include customers with dual-fuel capabilities and offer a liquid fuel sales opportunity as well Acquired Portfolio Statistics • 3,500 customers • 10 Bcf of annual gas demand • 16 LDC’s across four states (CT, RI, MA, NH)

19 Materials Handling Advantages Sprague’s materials handling business has historically produced steady fee-based cash flows backed by long term contracts, leveraging existing refined products terminals and workforce Materials Handling Adjusted Gross Margin (1) ($ in millions) • Network of waterfront terminals from New York to New England and Quebec, offering customers unparalleled import/export access to the densely populated Northeast corridor, Great Lakes and St. Lawrence Seaway • Liquid storage capacity for crude oil, refined products, asphalt and other industrial liquids. Outdoor laydown space (pad storage) for bulk aggregates and large construction project cargo. Indoor warehouse capacity for break bulk materials • Intermodal access to terminals by ocean vessels, rail and truck. Crude handling capability via direct access to CN railroad Premier Asset Locations Leveraged Workforce and Capabilities • Ten terminals capable of handling both liquid petroleum products in service to the refined products business as well as providing third-party materials handling services • Diverse set of services offered including ship handling, crane operations, pile building, warehousing, scaling and potential transportation to the final customer • Long history of safe, cost-effective operations and environmental stewardship $28.4 $32.3 $28.4 $37.8 $45.6 $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 2011 2012 2013 2014 2015 (1) See Appendix for Non-GAAP reconciliations

Terminal Example - Searsport, Maine

Sprague



Available for Development
Storage for Sprague or Third-Party Use
Third Party Tanks
Road Salt Pads
Clay Slurry
Coal / Petcoke
Third Party Tanks
Food Grade Warehouses
Rail connection to CP, CMQ and Pan Am
Rail Transfer Pad
Blades
Liquid Finger Dock
Nacelles
Dry Bulk Dock
Hopper

Summary Specifications

Tank Shell Capacity	17 Tanks 1,140,000 Bbls
Dry Bulk Storage	90,000 ft² Covered 857,000 ft² Bulk Pad
Total Acreage	157 Acres

Unloading Blades

20

21 Materials Handling Business Storage Metrics(1) Storage Tanks 209 Tank Capacity(2) 14.2 MMbbl 25 Pads: 1,647,000 ft2 9 Warehouses: 305,000 ft2 (2) Does not include ~2.0 million barrels of storage capacity (45 storage tanks) currently out of service and not necessary for current operations (1) As of June 30, 2016

Materials Handling Growth

Sprague

Acquisition Growth – leveraging existing expertise and customer service systems

Castle Oil asset purchase completed December 8, 2014

- Deepwater terminal asset in Bronx, NY provided direct access to New York City's materials handling requirements
- Asset and workforce supports both refined products and materials handling businesses
- Cash purchase plus minimal common unit issuance to seller, accretive to unitholders
- Existing asphalt materials handling contract, space available for additional laydown space if needed

Kildair "dropdown" completed December 9, 2014

- St. Lawrence Seaway terminal expanded Sprague network into Canada
- Asset and workforce supports both refined products and materials handling businesses
- Cash purchase plus minimal common unit issuance to GP seller, accretive to unitholders
- $30 million expansion capital project to support long-term crude handling and storage contract for customer

Organic Growth – expanding the range of products and services provided

Searsport terminal

- Q3 2015 Searsport introduces bulk handling services for new recycled metal export customer
- $900,000 Searsport investment in 2015 to upgrade and expand storage for increased windmill handling capabilities

River Road terminal

- $800,000 planned River Road investment to upgrade dock capabilities in 2016

22

23 $0.36 $0.38 $0.40 $0.42 $0.44 $0.46 $0.48 $0.50 $0.52 $0.54 1Q 2014 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 3Q 2015 4Q 2015 1Q 2016 2Q 2016 Sprague Resources LP (SRLP) Overview Distribution Per LP Unit Investment Highlights as of August 5, 2016(1) Ticker SRLP Exchange NYSE SRLP Price Per Unit $24.04 Total Units Outstanding 21.3 million Market Capitalization $512 million 2Q 2016 Distribution Per Unit $0.5475 Annualized 1Q 2015 Distribution Per Unit $2.19 Yield 9.1% • Adjusted EBITDA guidance range of $105 to $120 million(3) • Maintenance capex $8 to $11 million; Cash interest expense $22 to $26 million • Operating expense range of $65 to $70 million • SG&A expense range of $85 to $90 million • Expect to grow distributions by 1.5 cents/unit per quarter through 2018 Full Year 2016 Guidance as of August 5, 2016(2) $ / Unit $0.4275 $0.4425 $0.4575 $0.4725 $0.4875 $0.5025 $0.4125 $0.5175 (1) Source: MarketView, Sprague. See Appendix for Non-GAAP reconciliations (2) Assumes no future acquisitions, normal weather and market conditions (3) Sprague does not provide guidance on expected net income (loss) (the GAAP financial measure most directly comparable to adjusted EBITDA) due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges $0.5325 $0.5475

24 Financial Strengths Outstanding operating performance has resulted in 1.8x coverage on TTM basis(1) Year over year distribution growth +10% Consistent distribution growth guidance of 1.5 cents/unit per quarter through 2018 Permanent leverage ratio(1) of 2.4x, below long term target of 2.5x to 3.5x Excess cash flows used to pay down debt and naturally de-lever balance sheet Supportive credit facility with ample liquidity available to fund meaningful growth Ability to finance near term acquisition and capex growth without additional equity Accretive organic capex projects typically funded with internal operating cash flows Business success not dependent on energy price levels Product slate continues to evolve to meet customer’s energy requirements Lower commodity prices decrease W/C requirements and interest expense Low Leverage Strong Coverage Business Model Room to Fund Growth Organically (1) As of June 30, 2016. See Appendix for Non-GAAP reconciliations

25 $29.9 $40.1 $74.9 $89.7 $45.5 $0 $20 $40 $60 $80 $100 2012 2013 2014 2015 1H 2016 Minimum Distribution Excess Cash $139.4 $189.0 $245.0 $276.0 $135.1 $0 $50 $100 $150 $200 $250 $300 2012 2013 2014 2015 1H 2016 Refined Products Natural Gas Materials Handling Other $49.8 $76.2 $105.3 $110.4 $59.3 $0 $20 $40 $60 $80 $100 $120 2012 2013 2014 2015 1H 2016 Financial Performance Adjusted EBITDA(1) Q2 2016 Highlights Adjusted Gross Margin(1) Distributable Cash Flow(1)(2) and Coverage Ratio ($ millions) ($ millions) ($ millions) 0.9x 1.2x 2.1x 2.1x 1.9x (1) See Appendix for Non-GAAP reconciliations (2) The presented period 2012 is pro forma per page 56 in Sprague’s S-1 Prospectus. 2013 is a pro forma calculation as presented in Sprague’s March 13, 2015 earnings press release. • Strong performance has resulted in 1.8x distribution coverage on TTM basis(1) • Nine consecutive quarters of distribution growth • Year over year distribution growth +10% • Consistent distribution growth guidance of 1.5 cents/unit per quarter through 2018 • Permanent leverage ratio(1) of 2.4x, below long term target of 2.5x to 3.5x

26 Sprague Condensed Consolidated Balance Sheet As of June 30, 2016 (In thousands) 6/30/16 12/31/15 Assets Current assets: Cash and cash equivalents $ 11,172 $ 30,974 Accounts receivable, net 117,084 160,848 Inventories 160,394 241,320 Fair value of derivative assets 82,043 157,714 Other current assets 43,939 57,006 Total current assets 414,632 647,862 Property, plant, and equipment, net 250,647 250,909 Intangibles and other assets, net 42,060 38,273 Goodwill, net 70,550 63,288 Total assets $ 777,889 $ 1,000,332 6/30/16 12/31/15 Liabilities and unitholders’ equity Current liabilities: Accounts payable and accrued liabilities $ 99,408 $ 139,227 Fair value of derivative liabilities 51,282 37,178 Due to General Partner and affiliate 5,707 14,021 Current portion of working capital facilities 332,500 Current portion of capital leases and other debt 1,467 1,213 Total current liabilities 157,864 524,139 Working capital facilities – less current portion 163,800 Acquisition facility 264,400 283,400 Capital leases and other debt – less current portion 4,693 3,987 Other liabilities 30,701 31,321 Total liabilities 621,458 842,847 Unitholders’ equity 156,431 157,485 Total liabilities and unitholders’ equity $ 777,889 $ 1,000,332 (1) A full consolidated balance sheet can be found on page F-4 of Sprague’s most recently filed Annual Report on SEC Form 10-K, available in the “Investor Relations” section of our website www.spragueenergy.com

27 $0 $200 $400 $600 $800 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Acquisition Line Working Capital Facility (in millions) Debt Liquidity Acquisition Facility $264 $286 Credit Facility, Liquidity and Permanent Leverage • $1.12 billion Working Capital facilities (includes $120 million multicurrency Working Capital facility) • $550 million Acquisition facility • Accordions: • Combined Working Capital facilities - $200 million • Acquisition facility - $200 million • Maximum size is $2.2 billion (including optional contango facility of $125 million) • Significant capacity and liquidity to finance our ongoing business requirements and growth • JPMorgan Chase is Administrative Agent (Syndicate of 24 Diverse Lenders) (in millions) Debt Liquidity Working Capital Facility $164 $154 Total Facility Size - $1.67 billion (Committed 5 years, expiring December 2019) Debt and Liquidity(1) as of June 30, 2016 To ta l D eb t Permanent Leverage Ratio(1) $541 $555 $616 (1) See Appendix for Non-GAAP reconciliations $527 2.4x $428

28 Appendix

29 Summary Unaudited Financial Data

30 Volume, Net Sales and Adjusted Gross Margin (1) See Appendix for Non-GAAP reconciliations

Sprague Resources LP Non-GAAP Measures Overview This Non‐GAAP Measures Quarterly Supplement (the “Supplement”) provides information of interest to investors, analysts and other parties including supplemental  financial information and reconciliations and other information concerning Sprague’s use of non‐GAAP financial measures and is updated quarterly.  The term  “Sprague” refers to Sprague Resources LP.   Use of Non‐GAAP Measures From time to time, management may publicly disclose non‐GAAP financial measures in the course of our earnings releases, financial presentations, earnings  conference calls, investor and analyst meetings and otherwise and are provided as additional information to investors, analysts and other parties.  Sprague believes  that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because  they aid in comparing its operating performance with that of other companies with similar operations.  However, Sprague’s calculations of non‐GAAP measures may  not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies.   These non‐GAAP measures may not be indicative of the historical operating results nor are they intended to be predictive or projections of future results and should  be considered within the context of our complete audited and unaudited financial results for the given period, which are available on the Investor Relations page of  our website www.spragueenergy.com and in EDGAR public filings with the Securities and Exchange Commission (the “SEC”). Sprague’s non‐GAAP measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP measures including, but not limited to  net earnings (loss), operating profit (loss), cash flow from operating, investing and financing activities, or any other measure of financial performance or liquidity  presented in accordance with GAAP.   Pursuant to the requirements of SEC Regulation G, when Sprague refers to a non‐GAAP measure, we will also present in this document, in the presentation itself or on a Form 8‐K in connection with the presentation on the Investor Relations/Non‐GAAP Measures page of our website, www.spragueenergy.com, to the extent  practicable, the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences  between the non‐GAAP measure we reference and such comparable GAAP measure. This Supplement provides information about the following non‐GAAP measures: EBITDA, adjusted gross margin, adjusted EBITDA, distributable cash flow, distribution  coverage ratio, permanent leverage ratio, liquidity, maintenance capex, expansion capex as well as additional information pertaining to GAAP guidance reconciliation.  2

Sprague Resources LP Non-GAAP Measures To supplement the financial information presented in accordance with United States generally accepted accounting principles (“GAAP”), Sprague’s management uses  certain non‐GAAP financial measurements to evaluate its results of operations which include EBITDA, adjusted EBITDA, adjusted gross margin and distributable cash  flow. EBITDA, adjusted EBIDTA, adjusted gross margin and distributable cash flow are not prepared in accordance with GAAP and should not be considered as alternatives  to net income (loss), operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with  GAAP and may not be comparable to similarly titled measures of other businesses because they may be defined differently by other companies. EBITDA Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization. EBITDA is used as a supplemental financial measure by  external users of Sprague's financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess:  • The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;  • Repeatable operating performance that is not distorted by non‐recurring items or market volatility; and  • The viability of acquisitions and capital expenditure projects.  Adjusted Gross Margin and Adjusted EBITDA The Partnership trades, purchases, stores and sells energy commodities that experience market value fluctuations.  To manage the Partnership’s underlying  performance, including its physical and derivative positions, management utilizes adjusted gross margin, which is a non‐GAAP financial measure.  Adjusted gross  margin is also used by external users of the Partnership’s consolidated financial statements to assess the Partnership’s economic results of operations and its  commodity market value reporting to lenders. In determining adjusted gross margin, the Partnership adjusts its segment results for the impact of unrealized hedging  gains and losses with regard to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts, which are not marked  to market for the purpose of recording unrealized gains or losses in net income (loss). These adjustments align the unrealized hedging gains and losses to the period in which the revenue from the sale of inventory, prepaid fixed forwards and the utilization of transportation contracts relating to those hedges is realized in net income  (loss).  Adjusted gross margin has no impact on reported volumes or net sales. Adjusted gross margin and adjusted EBITDA are used as supplemental financial  measures by management to describe its operations and economic performance to investors, trade suppliers, research analysts and commercial banks to assess:  • The economic results of its operations;   • The market value of its inventory and natural gas transportation contracts for financial reporting to lenders, as well as for borrowing base purposes; and  • Repeatable operating performance that is not distorted by non‐recurring items or market volatility.  3

Sprague Resources LP Non-GAAP Measures Distributable Cash Flow Sprague defines distributable cash flow as adjusted EBITDA less cash interest expense, cash taxes, and maintenance capital expenditures. Distributable cash flow  calculations also reflect the elimination of compensation expense expected to be settled with the issuance of Partnership units, expenses related to business  combinations and other adjustments. Distributable cash flow is a significant performance measure used by Sprague and by external users of its financial statements,  such as investors, commercial banks and research analysts, to compare the cash generating performance of the Partnership in relation to the cash distributions  expected to be paid to its unitholders. Distributable cash flow is also an important financial measure for Sprague’s unitholders since it serves as an indicator of its  success in providing a cash return on investment. Additionally, distributable cash flow is utilized as a performance measure in certain of its compensation plans.  Distributable cash flow indicates to investors whether or not Sprague can generate performance that can sustain or support an increase in quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly‐traded partnerships because the value of a  unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder. Distribution Coverage Ratio Sprague also calculates the ratio of distributable cash flow to the total cash distribution declared for the period  (the distribution coverage ratio) as it provides  important information relating to the relationship between Sprague's financial operating performance and its cash distribution capability. Sprague defines the  distribution coverage ratio as the ratio of distributable cash flow to the quarterly distribution payable on all outstanding common and subordinated units and  incentive distributions. Permanent Leverage Ratio Sprague uses the term "permanent leverage ratio" when referring to its Consolidated Total Leverage Ratio as contained in its Credit Agreement. Sprague's permanent  leverage ratio equates to the aggregate of its acquisition facility borrowings, capital lease obligations, debentures and other debt divided by the consolidated trailing  twelve‐month adjusted EBITDA, as defined by the Credit Agreement. For computing compliance with the Credit Agreement, Sprague makes modifications to adjusted  EBIDTA to reflect the pro forma effect of acquisitions and adjusts for interest income, non‐cash expenses, gain(loss) on sale of assets and other extraordinary, unusual  or non‐recurring losses and charges. Management believes the permanent leverage ratio is helpful to investors in assessing the Partnership's overall debt profile and  is used by management to evaluate its ability to finance capital expenditures and acquisitions. 4

Sprague Resources LP Non-GAAP Measures Liquidity Sprague defines liquidity as the potential availability under its Credit Agreement (consisting of maximum credit commitments, less balances outstanding) less  adjustments associated with compliance with financial covenants and other provisions of the Credit Agreement that may limit borrowings. Maintenance Capital Expenditures Sprague defines maintenance capital expenditures as capital expenditures made to replace assets, or to maintain the long‐term operating capacity of our assets or  operating income. Examples of maintenance capital expenditures are expenditures required to maintain equipment reliability, terminal integrity and safety and to  address environmental laws and regulations. Costs for repairs and minor renewals to maintain facilities in operating condition and that do not extend the useful life of  existing assets will be treated as maintenance expenses as we incur them.  Expansion Capital Expenditures Expansion capital expenditures are capital expenditures made to increase the long‐term operating capacity of our assets or our operating income whether through  construction or acquisition of additional assets. Examples of expansion capital expenditures include the acquisition of equipment and the development or acquisition  of additional storage capacity, to the extent such capital expenditures are expected to expand our operating capacity or our operating income. Guidance Sprague does not provide guidance on expected net income (the GAAP financial measure most directly comparable to adjusted EBITDA) due to the inherent difficulty  and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges.  5

Sprague Resources LP
Reconciliations of Non-GAAP Measures

$ in thousands	Three Months Ended June 30, 2016	Three Months Ended March 31, 2016	Three Months Ended December 31, 2015	Three Months Ended September 30, 2015	Three Months Ended June 30, 2015	Three Months Ended March 31, 2015
Net Income (Loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow						
Net income (loss)	$ (9,745)	$ 29,821	$ 28,379	$ 8,580	$ (2,550)	$ 43,939
Add/(deduct):						
Interest expense, net	6,299	6,856	6,654	6,261	6,342	7,654
Tax provision (benefit)	(573)	525	(674)	1,692	148	650
Depreciation and amortization	5,641	5,031	4,977	5,188	5,185	4,992
EBITDA	$ 1,622	$ 42,233	$ 39,336	$ 21,721	$ 9,125	$ 57,235
Add/(deduct):						
Unrealized loss (gain) on inventory	8,652	3,304	(3,023)	(575)	2,143	3,534
Unrealized loss (gain) on prepaid forward contracts	(560)	(481)	380	2,248	-	-
Unrealized loss (gain) on natural gas transportation contracts	4,205	344	(6,395)	(10,832)	(7,239)	2,771
Adjusted EBITDA	$ 13,919	$ 45,400	$ 30,298	$ 12,562	$ 4,029	$ 63,540
Add/(deduct):						
Cash interest expense, net	(5,282)	(5,929)	(5,771)	(5,380)	(5,460)	(6,748)
Cash taxes	62	(607)	49	(531)	142	(1,327)
Maintenance capital expenditures	(2,107)	(1,629)	(1,689)	(2,172)	(3,233)	(1,760)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	787	236	3,206	1,099	63	4,068
Other	300	312	1,866	1,672	360	802
Distributable cash flow	$ 7,679	$ 37,783	$ 27,959	$ 7,250	$ (4,099)	$ 58,575
Distributions declared for the period	$ 12,045	$ 11,619	$ 11,103	$ 10,699	$ 10,323	$ 9,959
Distribution coverage ratio	0.6x	3.3x	2.5x	0.7x	(0.4)x	5.9x
Trailing twelve month distribution coverage ratio	1.8x	1.6x	2.1x	2.0x	2.1x	2.4x

Sprague Resources LP

Reconciliations of Non-GAAP Measures

$ in thousands	Three Months Ended June 30, 2016	Three Months Ended March 31, 2016	Three Months Ended December 31, 2015	Three Months Ended September 30, 2015	Three Months Ended June 30, 2015	Three Months Ended March 31, 2015
Cash Flows						
Net cash provided by (used in) operating activities	$ 116,734	$ 116,434	$ (30,049)	$ 7,651	$ 187,593	$ 122,418
Net cash provided by (used in) investing activities	(3,216)	(32,568)	(3,928)	(4,003)	(3,443)	(3,191)
Net cash provided by (used in) financing activities	(110,623)	(106,596)	50,042	2,165	(196,616)	(101,556)
Other	8	25	(66)	(68)	87	(142)
Net change in cash and cash equivalents	$ 2,903	$ (22,705)	$ 15,999	$ 5,745	$ (12,379)	$ 17,529
Cash Flow from Operations to Distributable Cash Flow						
Net cash provided by (used in) operating activities	$ 116,734	$ 116,434	$ (30,049)	$ 7,651	$ 187,593	$ 122,418
Add/(deduct):						
Changes in assets and liabilities	(119,577)	(80,300)	66,884	10,022	(183,400)	(68,975)
Unrealized loss (gain) on inventory	8,652	3,304	(3,023)	(575)	2,143	3,534
Unrealized loss (gain) on prepaid forward contracts	(560)	(481)	380	2,248	-	-
Unrealized loss (gain) on natural gas transportation contracts	4,205	344	(6,395)	(10,832)	(7,239)	2,771
Maintenance capital expenditures	(2,107)	(1,629)	(1,689)	(2,172)	(3,233)	(1,760)
Acquisition-related expenses	303	214	488	718	819	857
Other	29	(103)	1,363	190	(782)	(270)
Distributable cash flow	$ 7,679	$ 37,783	$ 27,959	$ 7,250	$ (4,099)	$ 58,575
Capital Expenditures						
Maintenance capital expenditures per distributable cash flow	$ 2,107	$ 1,629	$ 1,689	$ 2,172	$ 3,233	$ 1,760
Less: principal payments on maintanence capital leases	224	177	238	318	198	335
Maintenance capital expenditures	1,883	1,452	1,451	1,854	3,035	1,425
Expansion capital expenditures	1,345	2,170	2,404	2,246	382	2,102
Total capital expenditures	$ 3,228	$ 3,622	$ 3,855	$ 4,100	$ 3,417	$ 3,527

Sprague Resources LP Reconciliations of Non-GAAP Measures $ in thousands Six Months Ended June 30, 2016 Year Ended December 31, 2015 Year Ended December 31, 2014 Net Income (Loss) to EBITDA, Adjusted EBITDA and Distributable Cash Flow Net income (loss) 20,076$ 78,348$ 122,814$ Add/(deduct): Interest expense, net 13,155 26,911 29,082 Tax provision (benefit) (48) 1,816 5,509 Depreciation and amortization 10,672 20,342 17,625 EBITDA 43,855$ 127,417$ 175,030$ Add/(deduct): Unrealized loss (gain) on inventory 11,956 2,079 (11,070) Unrealized loss (gain) on prepaid forward contracts (1,041) 2,628 - Unrealized loss (gain) on natural gas transportation contracts 4,549 (21,695) (58,694) Adjusted EBITDA 59,319$ 110,429$ 105,266$ Add/(deduct): Cash interest expense, net (11,211) (23,359) (24,265) Cash taxes (545) (1,668) (3,042) Maintenance capital expenditures (3,736) (8,855) (8,290) Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units 1,023 8,437 8,182 Other 612 4,701 (2,954) Distributable cash flow 45,462$ 89,685$ 74,897$ Distributions declared for the period 23,664$ 42,084$ 35,490$ Distribution coverage ratio 1.9x 2.1x 2.1x 8

Sprague Resources LP Reconciliations of Non-GAAP Measures $ in thousands Year Ended December 31, 2013 1 Year Ended December 31, 2012 2 Pro Forma Net Income (Loss) to Pro Forma EBITDA, Pro Forma Adjusted EBITDA and Pro Forma Distributable Cash Flow Pro forma net income (loss) (20,771)$ (9,181)$ Add/(deduct): Interest expense, net 27,475 21,268 Tax provision (benefit) (1,975) (651) Depreciation and amortization 16,515 9,900 Pro forma EBITDA 21,244$ 21,336$ Add/(deduct): Unrealized loss (gain) on inventory 4,188 227 Unrealized loss (gain) on natural gas transportation contracts 55,745 17,650 Write-off of deferred offering costs - 8,931 Bio-fuel excise tax credits (5,021) 5,021 Pro forma adjusted EBITDA 76,156$ 53,165$ Add/(deduct): Cash interest expense, net (24,431) (17,856) Cash taxes (6,156) 651 Maintenance capital expenditures (7,680) (5,897) Estimated incremental selling, general and administrative expense of being a publicly traded partnership, net (1,716) (2,058) Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units 1,975 1,881 Other 1,915 58 Pro forma distributable cash flow 40,063$ 29,944$ Pro forma cash distributions 33,238$ 33,238$ Pro forma distribution coverage ratio 1.2x 0.9x (1) (2) The presented period 2012 is pro forma per page 56 in Sprague’s S-1 Prospectus. The presented period 2013 is a pro forma calculation as presented in Sprague’s March 13, 2015 earnings press release. 9

Sprague Resources LP Reconciliations of Non-GAAP Measures $ in thousands As of June 30, 2016 As of March 31, 2016 As of December 31, 2015 Permanent Leverage Ratio Acquisition facility 264,400$ 264,400$ 283,400$ Capital leases and other debt 6,159 4,981 5,200 Indebtedness for Credit Agreement Leverage Ratio 270,559$ 269,381$ 288,600$ Credit Agreement EBITDA (1) Adjusted EBITDA 102,179$ 92,289$ 110,429$ Plus acquisition pro forma adjustments 7,864 13,702 - Plus interest income 566 472 456 Plus non-cash expenses 699 981 1,589 Plus loss (minus gain) on sale of assets 311 311 (298) Plus extraordinary, unusual or non-recurring losses and charges 1,045 1,253 1,544 Credit Agreement EBITDA 112,664$ 109,008$ 113,720$ Permanent Leverage Ratio 2.4x 2.5x 2.5x Liquidity - Working Capital Facility Working capital borrowing base 327,484$ 395,474$ 542,608$ Working capital facility borrowings (163,800) (262,570) (332,500) Outstanding letters of credit (9,802) (14,359) (23,628) Liquidity - Working Capital Facility 153,882$ 118,545$ 186,480$ Liquidity - Acquisition Facility Acquisition borrowing base 550,000$ 550,000$ 400,000$ Acquisition facility borrowings (264,400) (264,400) (283,400) Liquidity - Acquisition Facility 285,600$ 285,600$ 116,600$ (1) On a trailing twelve month basis 10